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                                                                EXHIBIT 23


                       CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference of our report dated November 14, 1995, with respect to the financial statements and schedules of CleveTrust Realty Investors included in this Annual Report (Form 10-K) for the year ended September 30, 1995 in the following:


       Registration Statement Number 33-12663 on Form S-8 dated March 23, 1987;

       Registration Statement Number 33-12662 on Form S-3 dated March 23, 1987;

       Amendment Number 2 to Registration Statement Number 33-69238 on Form S-2 dated November 12, 1993;

       Amendment Number 1 to Registration Statement Number 33-12662 on Form S-3 dated December 1, 1987; and

       Post-Effective Amendment Number 1 to Registration Statement Number 2-97843 on Form S-8 dated March 23, 1987.


                               Ernst & Young LLP




Cleveland, Ohio
December 13, 1995